Exhibit 99.1

Assisted Living Concepts Announces Completion of Acquisition by TPG
Company Names Jack R. Callison, Jr., as CEO

MENOMONEE FALLS, WI –July 11, 2013–Assisted Living Concepts, Inc. (NYSE: ALC), an operator of assisted living residences, today announced the completion of its acquisition by TPG, the global private investment firm.

ALC stockholders voted to approve the acquisition on May 16, 2013. Under the terms of the merger agreement, ALC stockholders are receiving $12.00 in cash for each share of Class A common stock. In accordance with the ALC charter, based on the Class A per share merger consideration, holders of ALC's Class B common stock are receiving $12.90 in cash per share.  As a result of the transaction, ALC’s stock will no longer be listed for trading on the New York Stock Exchange.

Callison Named CEO

In addition, the company announced the appointment of its new Chief Executive Officer, Jack R. Callison, Jr.  Mr. Callison succeeds ALC’s Interim Chief Executive Officer, Dr. Chip Roadman, who is retiring.  Mr. Callison has almost 20 years of combined experience in the senior housing and multifamily industries, in both the public and private sector.  He has served as Chief Executive Officer and President of several large residential organizations, including Holiday Retirement Corp. and Archstone. Mr. Callison’s appointment is effective immediately.

“I am excited to be partnering with TPG and to have the opportunity to lead ALC going forward,” said Mr. Callison. “ALC is one of the country’s leading assisted living providers, and I look forward to working in partnership with our employees across the country to make our organization the most trusted provider of assisted living in America.”

“We are excited to have Jack lead the company,” said Avi Banyasz, TPG partner. “TPG believes ALC is poised to become the housing provider of choice when seniors and their families are looking for high quality assisted living care.”

About ALC

Assisted Living Concepts, Inc. and its subsidiaries operate more than 200 assisted living residences comprising more than 9,000 resident units in 19 states. ALC's assisted living residences typically consist of 40 to 60 units and offer a supportive, home-like setting where a premium is placed on quality of care and the relationships between residents, their loved ones and our staff.  ALC employs more than 4,500 people.

About TPG

TPG is a leading global private investment firm founded in 1992 with $56.7 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Beijing, Chongqing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, São Paulo,

Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm's investments span a variety of industries including real estate, healthcare, financial services, travel and entertainment, technology, energy, industrials, media and communications, retail and consumer. For more information, visit www.tpg.com.

Safe Harbor Statement

Statements about the effects of the acquisition and all other statements made herein that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as "may", "will", "should", "expect", "plan", "anticipate", "continuing", "believe" or "project", or the negative of those words or other comparable words. Any forward-looking statements included herein are made as of the date hereof only, based on information available to ALC as of the date hereof, and, subject to any applicable law to the contrary, ALC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are not a guarantee of future performance and are subject to a number of risks, assumptions and uncertainties that could cause ALC's actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include the risks that are described from time to time in ALC's reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 14, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other of ALC's filings with the SEC; and general industry and economic conditions.

Contact for Assisted Living Concepts:
Audrey Waters Cooling - 571-243-1188 - media@alcco.com

Contacts for TPG:
Lisa Baker - 914-725-5949 - lisa@blicksilverpr.com
Jennifer Hurson - 845-507-0571 - jennifer@blicksilverpr.com